Exhibit 32.1
Certificate Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
In connection with Arlington Tankers Ltd.’s (the “Company”) quarterly report on Form 10-Q for the three months ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Arthur L. Regan, President and Co-Chief Executive Officer, and Edward Terino, Co-Chief Executive Officer and Chief Financial Officer, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 9, 2006	/s/ Arthur L. Regan
	Name:	Arthur L. Regan
	Title:	President and Co-Chief Executive Officer

Date: November 9, 2006	/s/ Edward Terino
	Name:	Edward Terino
	Title:	Co-Chief Executive Officer and Chief Financial Officer